UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) March 16, 2005

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)

(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On March 16, 2005, Ciena Corporation (the “Company”) amended its 2003 Employee Stock Purchase Plan (the “Plan”). The Plan was amended following approval of stockholders at the Company’s Annual Meeting of Stockholders on March 16, 2005 and authorization of the Company’s Compensation Committee of the Board of Directors. The amendment (a) increases the number of shares of Company common stock available for issuance under the Plan by 11,794,175 shares, to an aggregate of 25 million shares under the Plan, and (b) beginning on December 31, 2005, annually increases the number of shares available for issuance under the Plan by up to four million shares, provided that the total number of shares available for issuance at any time under the Plan shall not exceed 25 million. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

     (c) The following exhibit is being filed herewith:

Exhibit Number	Description of Document
Exhibit 10.1	2003 Employee Stock Purchase Plan, as amended March 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION

Date: March 17, 2005	By:	/S/ Russell B. Stevenson, Jr.
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary